                                                                   EXHIBIT 10.43


                First Amendment to the Commercial Intertech Corp.
                     Supplemental Executive Retirement Plan
            (as Amended and Restated Effective as of January 1, 1996)


         The Commercial Intertech Corp. Supplemental Executive Retirement Plan (the "Plan") shall be and hereby is amended, effective July 23, 1997, to read as follows:

                  1. Section 3.1 is amended by adding the following to the end of such Section:

                                            "The Compensation Committee may
                           designate, on the Schedule in Appendix IV attached hereto, certain Members of the Pension Plan as "Bonus Participants" who shall have all of the rights of Participants as well as additional rights defined by this Plan."

                  2. Article IV of the Plan is amended by adding a new Section 4.1A as follows:

                                            "4.1A AMOUNT OF RETIREMENT BENEFITS
                           FOR BONUS PARTICIPANTS. Effective on the earlier of
                           (1) the death of the Bonus Participant after the completion of five (5) years of service, or (2) November 1, 1997, benefits to a Bonus Participant shall equal the excess, if any, of (a) minus (b) where:

                                            (a) is the benefit calculated under
                           the Pension Plan as if the provisions of the Pension Plan were administered using the definition of Compensation (Monthly Pay) as defined below and without regard to the benefit and compensation limitations found in Sections 415 and 401(a)(17) of the Code; and

                                            (b) is the actual limited Pension
                           Plan benefit which is payable to such Bonus
                           Participant.

                                            "Monthly Pay", for purposes of this
                           Section 4.1A, means one twelfth (1/12) of a Participant's Compensation, as defined in the Pension Plan, and shall include annual bonuses paid under the target award programs ("SEIP" and "SMTIP") but shall not include the premium under the stock payout option of the target award programs, determined without regard to the limitations of Section 401(a)(17) of the Code.

                  3. Appendix I of the Plan is amended to include the following Members of the Pension Plan:

                  Bruce C. Wheatley
                  Gilbert M. Manchester
                  John Gilchrist
                  Robert A. Calcagni
                  Steven J. Hewitt

                  4. Appendix II of the Plan is amended to include the following Group A Participants:

                  Bruce C. Wheatley
                  Gilbert M. Manchester
                  Steven J. Hewitt

         5.       Appendix III is amended to delete William W. Cushwa.

         6.       A new Appendix IV is added and shall state as follows:

                           The Compensation Committee has appointed the
                  following Members of the Pension Plan to be Bonus Participants in this SERP:

                  Bruce C. Wheatley
                  Steven J. Hewitt
                  Gilbert M. Manchester

         This First Amendment to the Commercial Intertech Corp. Supplemental Executive Retirement Plan is executed this 23rd day of July, 1997.

                                             COMMERCIAL INTERTECH CORP.



                                             By:     /s/ Paul J. Powers

                                             Title:  Chief Executive Officer




                                      2